Exhibit 1.2

BANC OF CALIFORNIA, INC.

(a Maryland corporation)

1,200,000 Tangible Equity Units

PURCHASE AGREEMENT

May 15, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

Banc of California, Inc., a Maryland corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) with respect to (i) the sale by the Company and the purchase by Merrill Lynch of the number of tangible equity units of the Company (“Tangible Equity Units”) set forth in Schedule A hereto and (ii) the grant by the Company to Merrill Lynch of the option described in Section 2(a) hereof to purchase all or any part of 180,000 additional Tangible Equity Units. The aforesaid 1,200,000 Tangible Equity Units (the “Firm Securities”) to be purchased by Merrill Lynch and all or any part of the 180,000 Tangible Equity Units subject to the option described in Section 2(a) hereof (the “Additional Securities”) are herein called, collectively, the “Securities.” Each Security has a stated amount of $50 (the “Stated Amount”) and consists of (1) a pre-paid stock purchase contract (each, a “Purchase Contract”) under which the holder has purchased and the Company will agree to automatically deliver on May 15, 2017 subject to early settlement of such Purchase Contract pursuant to the provisions thereof and of the Purchase Contract Agreement (the “Purchase Contract Agreement”), to be dated as of the Closing Date (as defined herein), between the Company, U.S. Bank National Association, as purchase contract agent (the “Purchase Contract Agent”) and the Trustee (as defined below), a number of shares of voting common stock (the “Issuable Common Stock”) of the Company, $.01 par value per share (the “Common Stock”), determined pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and (2) a junior subordinated amortizing note with a scheduled final installment payment date of May 15, 2017 (each, an “Amortizing Note”) issued by the Company, each of which will have an initial principal amount of $10.604556 and will pay equal quarterly installments of $1.00, other than the first installment payment which will be $0.933333, which in the aggregate would be equivalent to a 8.0% cash distribution per year on the Stated Amount per Security. The Amortizing Notes will be issued pursuant to a junior subordinated indenture, dated as of May 21, 2014 (as amended and supplemented by that first supplemental indenture dated as of May 21, 2014, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Purchase Contracts will be issued pursuant to the Purchase Contract Agreement. The Indenture and the Purchase Contract Agreement are referred to herein collectively as the “Securities

Agreements.” The Amortizing Notes, the Purchase Contracts and the Issuable Common Stock are referred to herein collectively as the “Component Securities.”

The Securities to be issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations, dated April 19, 2012 (the “DTC Agreement”), between the Company and DTC.

The Company understands that Merrill Lynch proposes to make a public offering of the Securities as soon as Merrill Lynch deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-192518), as amended (the “Registration Statement”), covering the registration of the sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information is referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is referred to herein as the “Registration Statement;” provided, however, that the term “Registration Statement” without reference to a time means such registration statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to Merrill Lynch and the Securities (within the meaning of Rule 430B(f)(2)); provided, further, that any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is referred to herein as the “Rule 462(b) Registration Statement”, and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The final base prospectus and the prospectus supplement, dated the date hereof, including the documents incorporated by reference therein, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, after the execution of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to Merrill Lynch, as of the date hereof, at the Applicable Time (as defined herein), at the Closing Time (as defined in Section 2(b)) and at each additional time of purchase (as defined in Section 2(a)), if any, and agrees with Merrill Lynch, as follows:

(i) Compliance with Registration Requirements. The Company is permitted to use the Registration Statement on Form S-3 (No. 333-192518) to register and sell the Securities. The Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any requests on the part of the Commission for additional information with respect to the Registration Statement.

At the respective times the Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, at each deemed effective date with respect to Merrill Lynch and the Securities pursuant to Rule 430B(f)(2), at the Closing Time, and at each additional time of purchase, if any, the Registration Statement, including any Rule 462(b) Registration Statement, and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and neither the Registration Statement, including any Rule 462(b) Registration Statement, nor any amendment thereto contained, contains or will contain, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the respective dates of the Prospectus or such amendment or supplement were issued, or at the Closing Time or at each additional time of purchase, if any, included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit, as the case may be, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

At the Applicable Time (as defined below), the Final Term Sheet (as defined below), each Issuer-Represented Free Writing Prospectus (as defined below) identified on Schedule B hereto (other than the Final Term Sheet) and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus, the Statutory Prospectus and the Prospectus complied when filed with the Commission in all material respects with the 1933 Act Regulations, and each such document furnished to Merrill Lynch for use in connection with the offering of Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus or the General Disclosure Package or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement or the Prospectus or any amendment or supplement thereto. For purposes of this paragraph, the only information so furnished shall be the information in the in the first paragraph under the heading “Underwriting – Commissions and Discounts,” the information in the second and third paragraphs under the heading “Underwriting – Price Stabilization, Short Positions,” and the information under the heading “Underwriting – Electronic Distribution,” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 6:45 p.m. (New York City time) on May 15, 2014 or such other time as agreed by the Company and Merrill Lynch.

“Final Term Sheet” means the final term sheet in the form set forth on Schedule C hereto, reflecting the final terms of the Securities.

“Statutory Prospectus,” at any given time, means the base prospectus that is included in the Registration Statement and the preliminary prospectus supplement relating to the Securities immediately prior to that time, including the documents incorporated by reference therein at such time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only at the actual time that such form of prospectus is filed with the Commission pursuant to Rule 424(b).

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), or the Final Term Sheet.

Each Issuer-Represented Free Writing Prospectus, at its issue date and at all subsequent times through the completion of the public offering contemplated hereby or until any earlier date that the Company notified or notifies Merrill Lynch, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(A) At the date of the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (C) at the execution of this Agreement (with such time of execution being used as the determination date for purpose of this clause (C)), the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act

Regulations (“Rule 405”), without taking into account any determination of the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ii) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, at the time the Registration Statement, including any Rule 462(b) Registration Statement, or any amendment thereto became effective, at the Applicable Time, at the Closing Time, and at each additional time of purchase, if any, did not, do not and will not, as the case may be, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and, to the Company’s knowledge, are not and have not been in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”) in respect of the entity whose financial statements it audited.

(iv) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and their respective statements of operations, stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in compliance with the requirements of the 1933 Act and the 1934 Act and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved. Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The unaudited pro forma consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the pro forma consolidated results of operations and the financial position of the Company for the periods specified and have been prepared in accordance with Rules 11-01 and 11-02 of Regulation S-X and the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable. No other financial statements or schedules are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable, in all material respects. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the required information in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) Certain Data and Forward-Looking Statements. All statistical or market-related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required. Each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(vi) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock and preferred stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vii) Internal Accounting Controls. Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s latest audited financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(viii) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities and (B) are effective to perform the functions for which they were established. The Company’s auditors and the Audit Committee of the Board of Directors have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls or (2) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses. The principal executive officer (or the equivalents) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(ix) Regulatory Matters. The Company, Banc of California, National Association (the “Bank”) and, to the knowledge of the Company, the Company’s other subsidiaries, are in compliance in all material respects with all laws administered by and regulations of any Governmental Entity applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act), the failure to comply with which would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Entity, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(x) Regulatory Compliance. The deposit accounts in the Bank are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened or contemplated.

(xi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company is duly registered as a financial holding company under the Bank Holding Company Act of 1956, as amended.

(xii) Good Standing of Subsidiaries. The Bank is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (a “Significant Subsidiary”) and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Bank is a national bank chartered under the laws of the United States and its charter is in full force and effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of the Bank were issued in violation of any preemptive or similar rights of any security holder of the Bank.

(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company. When duly executed by Merrill Lynch, this Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 8 of this Agreement, may be limited by federal or state securities law and the public policy underlying such laws.

(xiv) Authorization of the Securities. The Securities to be purchased by Merrill Lynch from the Company have been duly authorized for issuance and sale to Merrill Lynch pursuant to this Agreement and, at the Closing Time, will have been duly executed by the Company and, when duly executed, authenticated, issued and delivered in accordance with this Agreement and the Securities Agreements against payment of the consideration set forth herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the application of equitable principles relating to the availability of remedies. The Securities will be in the form contemplated by, and will be entitled to the benefits of the Securities Agreements. The issuance of the Securities is not subject to preemptive or similar rights of any security holder of the Company, other than under (i) that certain Stock Appreciation Right Grant Agreement, dated as of August 21, 2012 and as amended by the amendment thereto dated as of December 13, 2013, between the Company and Steven Sugarman (the “SAR Agreement”), (ii) that certain Securities Purchase Agreement, dated as of April 22, 2014, by and between the Company and Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (the “Patriot Purchase Agreement”) and (iii) that certain Securities Purchase Agreement, dated as of April 22, 2014, by and between the Company and OCM Boca Investor, LLC (the “Oaktree Purchase Agreement”).

(xv) Authorization for Amortizing Notes. The Amortizing Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the application of equitable principles relating to the availability of remedies. The Amortizing Notes will be in the form contemplated by, and will be entitled to the benefits of the Indenture.

(xvi) Authorization of the Purchase Contracts. The Purchase Contracts have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company, and when duly executed, authenticated, issued and delivered in the manner provided in the Purchase Contract Agreement and in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the application of equitable principles relating to the availability of remedies. The Purchase Contracts will be in the form contemplated by, and will be entitled to the benefits of the Purchase Contract Agreement. The issuance of the Purchase Contracts is not subject to preemptive or similar rights of any security holder of the Company, other than under the SAR Agreement, the Patriot Purchase Agreement and the Oaktree Purchase Agreement.

(xvii) Authorization of the Securities Agreements. Each of the Securities Agreements have been duly authorized by the Company and, at the Closing Time will have been duly executed by the Company, and when delivered by the Company and duly executed and delivered by the Purchase Contract Agent and/or Trustee, as applicable, will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the application of equitable principles relating to the availability of remedies. The Indenture has been duly qualified under the Trust Indenture Act and complies in all material respects with the applicable requirements of the Trust Indenture Act.

(xviii) Authorization of the Issuable Common Stock. The Issuable Common Stock has been duly authorized and reserved for issuance upon settlement by all necessary corporate action and such shares when issued upon the settlement of the Purchase Contracts in accordance with the terms thereof, will be validly issued and fully paid and non-assessable; and the issuance of the Issuable Common Stock is not subject to the preemptive or other similar rights of any security holder of the Company, other than under the SAR Agreement, the Patriot Purchase Agreement and the Oaktree Purchase Agreement. No holder of Common Stock will be subject to personal liability by reason of being such a holder.

(xix) Description of the Securities and Component Securities. Each of the Securities, the Amortizing Notes, the Purchase Contracts and the Securities Agreements will conform in all material respects to the respective statements relating thereto contained in the General Disclosure Package and the Prospectus. The Issuable Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus.

(xx) Absence of Defaults and Non-contravention. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such violations or defaults that would not result in a Material Adverse Effect. No event of default under that certain indenture, dated as of April 23, 2012, between the Company and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture entered into by the Company and the trustee on April 23, 2012 (collectively, the “Indenture”), or default with notice and/or lapse of time that would constitute an event of default in respect of the Company’s 7.50% Senior Notes due April 15, 2020 (the “Notes”) has occurred and is continuing. The execution, delivery and performance of this Agreement, the Securities Agreements, the issuance and sale of the Securities and the Component Securities by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the use of the proceeds from the sale of the Securities as described therein) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any U.S. federal, state or local or international court, government or governmental or regulatory body or agency (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their property, assets or operations except, with respect to clauses (i) and (iii), for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xxi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(xxii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect.

(xxiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Entity, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed in Registration Statement (other than as disclosed therein), (B) might result in a Material Adverse Effect or (C) might materially and adversely affect the assets or operations of the Company or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement or the Securities Agreements or the performance by the Company of its obligations under this Agreement or the Securities Agreements. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvi) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would have a Material Adverse Effect.

(xxvii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxviii) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity is necessary or required in connection with the due authorization, execution and delivery of this Agreement or the Securities Agreements or for the offering, issuance, sale or delivery of the Securities, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement or the Securities Agreements, except the registration of the Securities under the 1933 Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the 1933 Act) or as may be required under the (i) rules and regulations of the NASDAQ Global Market (the “NASDAQ”) or other securities exchange on which the Common Stock is then listed and the Financial Industry Regulatory Authority (“FINRA”) or (ii) securities or Blue Sky laws of the various states and other jurisdictions in connection with the purchase and distribution of the Securities by Merrill Lynch.

(xxix) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxx) Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(xxxi) NASDAQ. Shares of Common Stock outstanding as of the date hereof are listed for quotation on the NASDAQ, and the Company has not received any notice from the NASDAQ regarding the delisting of such shares from the NASDAQ other than as may have been received in connection with the Company’s voluntary delisting from the NASDAQ.

(xxxii) FINRA. In accordance with the FINRA Rule 5110(b)(7)(C)(i), the Securities have been offered pursuant to the standards for such Form S-3 in effect prior to October 21, 1992.

(xxxiii) Contracts. Except for (i) the Small Business Lending Fund-Securities Purchase Agreement, dated as of August 30, 2011, between the Company and the Secretary of the Treasury, relating to the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A,

issued on that date pursuant to the Small Business Lending Fund program of the U.S. Department of the Treasury, (ii) the subscription agreements between the Company and each of the investors in the Company’s common stock offering completed on November 1, 2010, (iii) that certain Securities Purchase Agreement, dated as of December 3, 2013, by and among the Company, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel L.P., (iv) the Oaktree Purchase Agreement and (v) the Patriot Purchase Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the General Disclosure Package and the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(xxxiv) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxv) Capitalization. The authorized and outstanding capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, subject, in each case, to the issuance of shares of common stock upon exercise of stock options, stock appreciation rights and warrants, and upon settlement of restricted stock units, disclosed as outstanding in the Registration Statement, the General Disclosure Package and the Prospectus, the issuance of shares of common stock pursuant to that certain Common Stock Share Exchange Agreement, effective as of May 29, 2013, by and between the Company and TCW Shared Opportunity Fund V, L.P. (the “TCW Exchange Agreement”), the issuance of shares of common stock pursuant to that certain Agreement and Plan of Merger, dated as of October 25, 2013 (the “CS Financial Merger Agreement”), by and among the Company, the Bank, CS Financial, Inc., the Sellers (as defined therein) and the Sellers’ Representative (as defined therein), the issuance of shares of common stock pursuant to the Oaktree Purchase Agreement, the issuance of shares of common stock pursuant to the Patriot Purchase Agreement and the grant of options, restricted stock and other equity-based incentive awards under existing stock plans described in the Registration Statement, the General Disclosure Package and the Prospectus. The authorized capital stock of the Company conforms and will conform in all material respects as to legal matters to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Securities have been, except as would not be material to the Company and its subsidiaries taken as a whole, duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(xxxvi) Dividends. Except as otherwise would not have a Material Adverse Effect, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxvii) Taxes. All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or which if not paid, would not individually or in the aggregate, result in a Material Adverse Effect.

(xxxviii) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxix) Derivative Financial Instruments. Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xl) ERISA. Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability. None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in

Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(xli) Certain Transactions. Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xlii) Unlawful Payments. None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any affiliate of the Company or any of its subsidiaries has: (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xliii) Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the 1933 Act or the regulations thereof to be described in the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described.

(xliv) Pending Procedures and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xlv) No Unauthorized Dissemination of Materials. Neither the Company nor any of the Company’s subsidiaries or other affiliates has distributed or prior to the completion of the distribution of the Securities, will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by Merrill Lynch in accordance with Section 3(k) hereof.

(xlvi) Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except for the Oaktree Purchase Agreement, the Patriot Purchase Agreement, the CS Financial Merger Agreement and the Purchase and Assumption Agreement (as defined herein), neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(xlvii) Authorization of Corporate Transaction Agreements. The Purchase and Assumption Agreement, dated as of April 22, 2014, by and between the Bank and Banco Popular North America (the “Purchase and Assumption Agreement”), has been duly authorized, executed and delivered by the Company and the Bank and constitutes a valid and legally binding agreement of the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(xlviii) Broker Fees. Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any of the Company’s subsidiaries any brokerage or finder’s fee or commission as a result of the transactions contemplated by this Agreement.

(xlix) Prior Issuances. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans; pursuant to employee inducement grants pursuant to NASDAQ Listing Rule 5635(c)(4); pursuant to outstanding options, rights or warrants; pursuant to the Company’s Dividend Reinvestment Plan; pursuant to the Securities Purchase Agreement, dated as of December 3, 2013, by and among the Company, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel L.P.; pursuant to the Oaktree Purchase Agreement; pursuant to the Patriot Purchase Agreement; or pursuant to the Purchase and Assumption Agreement, dated as of January 31, 2014, by and among the Company, CS Financial, Inc., RenovationReady, LLC, Chadron Group, LLC and Granite Loan Management of Delaware, LLC.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company to Merrill Lynch as to the matters covered thereby on the date of such certificate.

SECTION 2. Sale and Delivery to Merrill Lynch; Closing.

(a) The Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Merrill Lynch and Merrill Lynch agrees to purchase from the Company the number of shares of Firm Securities set forth in Schedule A opposite its name.

In addition, the Company hereby grants to Merrill Lynch the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, Merrill Lynch shall have the right to purchase from the Company all or a portion of the Additional Securities. This option may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon written notice by Merrill Lynch to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised and the date and time when the Additional Securities are to be delivered (any such date and time being hereinafter referred to as the “additional time of purchase”), provided, however, that any additional time of purchase shall not be (i) earlier than the Closing Time or (ii) earlier than the third business day or later than the tenth business day after the date on which the option shall have been exercised.

The price of both the Firm Securities and any Additional Securities purchased by Merrill Lynch shall be $47.625 per Security set forth on Schedule A.

(b) Payment. Delivery of the Firm Securities shall be made at the offices of Hogan Lovells US LLP, 555 Thirteenth Street, NW, Washington, DC 20004, or at such other place as shall be agreed upon by Merrill Lynch and the Company, at 11:00 A.M. (Eastern time) on May 21, 2014, or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to Merrill Lynch of the Firm Securities to be purchased by it.

Payment of the purchase price and delivery of the Additional Securities shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Securities.

The Securities to be purchased by Merrill Lynch hereunder will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will, or will direct the Depositary to, deliver the Securities to Merrill Lynch for Merrill Lynch’s account, by causing DTC to credit the Securities to the account of Merrill Lynch at DTC.

SECTION 3. Covenants of the Company. The Company covenants with Merrill Lynch as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, if applicable, and will notify Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order by any Governmental Entity preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment or supplement to the General Disclosure Package or the Prospectus or any new registration statement relating to the Securities, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Merrill Lynch or counsel for Merrill Lynch shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to Merrill Lynch and counsel for Merrill Lynch, without charge, copies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to Merrill Lynch, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for Merrill Lynch. The copies of the Registration Statement and each amendment thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to Merrill Lynch, without charge, as many copies of each preliminary prospectus and the Statutory Prospectus as Merrill Lynch reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Merrill Lynch, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as Merrill Lynch may reasonably request. The preliminary prospectus, the Statutory Prospectus, the Prospectus and any amendments or supplements thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event or development occurs as a result of which the Registration Statement, the General Disclosure Package or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the General Disclosure Package and the Prospectus, in light of the circumstances under which they were made) not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Statutory Prospectus or the Prospectus to comply with the 1933 Act or the 1933 Act Regulations or to file a new registration statement relating to the Securities, the Company promptly will (1) notify Merrill Lynch of any such event or development, (2) prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement which will correct such untrue statement or omission, effect such compliance or satisfy such filing requirement, (3) use its best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented General Disclosure Package or Prospectus to Merrill Lynch in such quantities as it may reasonably request. If at any time following the issuance of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), any preliminary prospectus, the Statutory Prospectus or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and will promptly amend or supplement, at its own expense, such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Merrill Lynch’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions of Section 5 hereof.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with Merrill Lynch, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will also supply

Merrill Lynch with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as Merrill Lynch may request.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus.

(i) DTC. The Company shall use its best efforts to permit the Securities to be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(j) Restriction on Sale of Securities. During the period beginning on the date of this Agreement and continuing to and including 90 days after the date of the Prospectus, and without the prior written consent of Merrill Lynch, the Company agrees not to (1) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Common Stock within the meaning of Section 16 of the 1934 Act or (5) publicly announce an intention to effect any transaction specified in clause (1), (2), (3) or (4). Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify Merrill Lynch of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

The restrictions contained in the preceding paragraph shall not apply to any of the following (including any public announcement of the following or of intent to do any of the following): (i) the Securities to be sold hereunder, (ii) the issuance by the Company of shares of Common Stock, options to purchase shares of Common Stock and other equity-based incentive awards pursuant to stock option and other equity compensation plans described in the Registration Statement, the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement, (iii) the issuance by the Company of shares of Common Stock upon the exercise of stock options, stock appreciation rights or warrants, or upon the settlement of restricted stock units, that are described in the Registration Statement, the General Disclosure Package and the Prospectus and that are outstanding on the date of this Agreement and the issuance by the Company of shares of Common Stock under stock options and other equity-based incentive awards issued after the date of this Agreement under stock option and other equity compensation plans referred to in clause (ii) of this sentence, as those plans are in effect on the date of this Agreement, (iv) the sale of shares of Common Stock to employees, directors, agents or consultants by the Company pursuant to an employee stock purchase plan (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans or any other employee or director plan or arrangement), (v) the issuance by the Company of shares of Common Stock upon the exercise of a warrant or the conversion of any other security outstanding on the date of this Agreement of which Merrill Lynch has been advised in writing, (vi) any issuances by the Company of securities to raise capital that may be recommended or required by any Regulatory Agency, (vii) the issuance by the Company of Common Stock pursuant to its dividend reinvestment plan, (viii) the issuance by the Company of shares of voting Common Stock in exchange for shares of non-voting Common Stock pursuant to the TCW Exchange Agreement, (ix) the issuance by the Company of shares of Common Stock pursuant to the CS Financial Merger Agreement, (x) the issuance by the Company of shares of Common Stock pursuant to the Oaktree Purchase Agreement, (xi) the issuance by the Company of shares of Common Stock pursuant to the Patriot Purchase Agreement, (xii) the filing of a registration statement pursuant to that certain Securities Purchase Agreement, dated as of December 3, 2013, by and among the Company, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel L.P., (xiii) the issuance by the Company of not more than ten percent (10%) of the number of shares of Common Stock then issued and outstanding as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction or the filing of a registration statement with the Commission relating to such issuance, (xiv) Common Stock offered pursuant to that certain underwriting agreement, dated as of the date hereof, among the Company, Merrill Lynch and the other underwriters named therein and (xv) the issuance of any securities upon settlement, conversion or exchange of the Securities or the Component Securities.

(k) Issuer-Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of Merrill Lynch and Merrill Lynch represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer-Represented Free Writing Prospectuses, if any, identified on Schedule B. Each of the Issuer-Represented Free Writing Prospectuses, if any, identified on Schedule B hereto and free writing prospectuses consented to by the Company and Merrill Lynch is referred to herein as an “Issuer-Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Issuer-Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer-Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Company consents to the use by Merrill Lynch of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer-Represented Free Writing Prospectus.

(l) Reporting Requirements. The Company, until the completion of the distribution of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m) NASDAQ. The Company will file a notification with the NASDAQ or other securities exchange on which the Common Stock is then listed concerning the maximum number of shares of Issuable Common Stock issuable by the Company upon settlement of the Purchase Contracts no later than ten calendar days after the Closing Time and any additional time of purchase.

(n) Transfer Agent. The Company shall maintain a registrar and transfer agent for the Common Stock.

(o) Reserve. The Company will reserve and keep available at all times, free of preemptive rights (other than under the SAR Agreement, the Patriot Purchase Agreement and the Oaktree Purchase Agreement), the maximum number of shares of Issuable Common Stock issuable under the Purchase Contracts.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to Merrill Lynch of this Agreement and such other documents as may be reasonably required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to Merrill Lynch, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the printing and delivery to Merrill Lynch of copies of each preliminary prospectus, the Statutory Prospectus, any Issuer-Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent, registrar or depositary for the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show (it being understood that the cost of such travel and lodging, including the cost of aircraft and other transportation, of Merrill Lynch shall be the responsibility of Merrill Lynch), (ix) any fees payable in respect of listing the Issuable Common Stock on the NASDAQ or other securities exchange on which the Common Stock is then listed, (x) the fees and expenses incurred in connection with having the Securities eligible for clearance, settlement and trading through the facilities of DTC, (xi) the fees and expenses of the Purchase Contract Agent in connection with the Purchase Contracts, the Purchase Contract Agreement and the Securities and (xii) the fees and expenses of the Trustee in connection with the Amortizing Notes, the Indenture and the Securities.

(b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse Merrill Lynch for all of its out-of-pocket expenses.

SECTION 5. Conditions of Merrill Lynch’s Obligations. The obligations of Merrill Lynch hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. (i) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time and the additional time of purchase, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Merrill Lynch, (ii) each of the preliminary prospectus, the Statutory Prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus, the Statutory Prospectus or the Prospectus shall have been issued by the Commission or any other Governmental Entity, (iii) the Final Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed in such filings by Rule 433 and (iv) there shall not have come to Merrill Lynch’s attention any facts that would cause Merrill Lynch to believe that the General Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading.

(b) Opinion of Counsel for the Company. At Closing Time and at the additional time of purchase, if any, Merrill Lynch shall have received the opinions, dated as of Closing Time or the additional time of purchase, as applicable, from each of Wachtell, Lipton, Rosen & Katz and Silver Freedman, Taff & Tiernan LLP, counsel for the Company, and John C. Grosvenor, Executive Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for Merrill Lynch to the effect set forth in Exhibit A-1 and Exhibit A-2, Exhibit B and Exhibit C hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c) Opinion of Counsel for Merrill Lynch. At Closing Time and at the additional time of purchase, if any, Merrill Lynch shall have received the opinion, dated as of Closing Time or the additional time of purchase, as applicable, of Hogan Lovells US LLP, counsel for Merrill Lynch, with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as Merrill Lynch may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Maryland, upon the opinions of counsel satisfactory to Merrill Lynch. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d) Officers’ Certificates. At Closing Time and at the additional time of purchase, if any, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition, earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and Merrill Lynch shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time or the additional time of purchase, as applicable, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time or the additional time of purchase, as applicable, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, or the additional time of purchase, as applicable, and (iv) no stop order suspending the effectiveness of the Registration Statement or order preventing the use any preliminary prospectus, the Statutory

Prospectus or the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission or other Governmental Entity.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, Merrill Lynch shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to Merrill Lynch, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At Closing Time and at the additional time of purchase, if any, Merrill Lynch shall have received from KPMG LLP a letter, dated as of Closing Time, to the effect that it reaffirm the statements made in its letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) DTC. At Closing Time and at the additional time of purchase, if any, the Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.

(h) Listing. The Securities shall have been registered pursuant to Section 12(b) of the 1934 Act and the Company shall have applied to list the Issuable Common Stock on the NASDAQ or such other securities exchange on which the Common Stock is then listed, and the Company shall have taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the 1934 Act or terminating the application to list the Issuable Common Stock on the NASDAQ or other securities exchange on which the Common Stock is then listed, and the Company shall have not received any notification that the Commission or the NASDAQ or other securities exchange on which the Common Stock is then listed is contemplating terminating such registration or listing application, as applicable.

(i) Delivery of General Disclosure Package and Prospectus. The Company shall have furnished to Merrill Lynch the General Disclosure Package prior to the Applicable Time and the Prospectus on the New York business day next succeeding the date of this Agreement.

(j) Additional Documents. At Closing Time and at the additional time of purchase, if any, counsel for Merrill Lynch shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to Merrill Lynch and counsel for Merrill Lynch.

(k) Lock-ups. The “lock-up” agreements, each substantially in the form attached hereto as Exhibit D, between Merrill Lynch and persons listed on Schedule D hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Merrill Lynch on or before the date hereof, shall be in full force and effect at the Closing Time and at the additional time of purchase, if any.

(l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to the Company at any time at or prior to Closing Time or, if applicable, the additional time of purchase and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Merrill Lynch. The Company agrees to indemnify and hold harmless Merrill Lynch, its officers and directors, its affiliates, as such term is defined in Rule 405 under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package, the Prospectus or any roadshow that does not constitute an Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or of any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever, in each case based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Merrill Lynch agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or in any preliminary prospectus, the Statutory Prospectus, any Issuer-Represented Free Writing Prospectus, the General

Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Merrill Lynch, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and Merrill Lynch, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and Merrill Lynch, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and Merrill Lynch’s directors, officers, Affiliates and selling agents shall have the same rights to contribution as Merrill Lynch, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Merrill Lynch, its Affiliates or selling agents or any person controlling Merrill Lynch or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (b) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time or, if applicable, the additional time of purchase, (i) if there has been, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the financial condition, earnings, or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities; (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the NASDAQ (but only if the Common Stock is then listed on the NASDAQ) or any other securities exchange on which the Common Stock is then listed, or if trading generally on the New York Stock Exchange or in the NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority, Inc. or any other Governmental Entity; (iv) a material disruption has occurred in commercial banking or securities or clearance, settlement or trading services in the United States; or (v) if a banking moratorium has been declared by Federal, New York, Maryland or California authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15 and 18 shall survive such termination and remain in full force and effect.

SECTION 10. Reserved.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to Merrill Lynch at One Bryant Park, New York, NY 10036, attention of Equity Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-9730), and with a copy, which shall not constitute notice, to Hogan Lovells US LLP, 555 Thirteenth Street, N.W., Washington, D.C. 20004, attention of Daniel Keating, Esq.; and notices to the Company shall be directed to it at its principal executive offices located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, attention of Chief Executive Officer, with a copy, which shall not constitute notice, to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, attention of Matthew M. Guest, Esq.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), Merrill Lynch is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow Merrill Lynch to properly identify its clients.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon Merrill Lynch and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch and the Company and their respective successors and the Affiliates, selling agents, officers and directors and controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. No Fiduciaries. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s length commercial transaction between the Company, on the one hand, and Merrill Lynch, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, Merrill Lynch is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of the Company’s subsidiaries, any stockholders, creditors or employees of the Company or any of its subsidiaries or any other third party, (c) Merrill Lynch has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether Merrill Lynch has advised or is currently advising the Company or any of its subsidiaries on other matters), and Merrill Lynch does not have any obligation to the Company or any of its subsidiaries with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) Merrill Lynch and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and its subsidiaries and (e) Merrill Lynch has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Jurisdiction; Waiver of Jury Trial; Venue. Each of the Company and Merrill Lynch hereby expressly and irrevocably (a) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) waives (i) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the transactions contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Merrill Lynch and for any counterclaim related to any of the foregoing and (ii) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

SECTION 16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement between Merrill Lynch and the Company in accordance with its terms.

Very truly yours,

BANC OF CALIFORNIA, INC.

By:	/s/ Steven A. Sugarman
Name: Steven A. Sugarman
Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED,

    as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Scott Robertson
Name: Scott Robertson
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE A

The stated amount per Security shall be $50.00.

The purchase price per Security to be paid by Merrill Lynch shall be $47.625, being an amount equal to the initial public offering price set forth above less $2.375 per Security.

Name of Underwriter	Total Number of Shares of Firm Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,200,000

Total	1,200,000

SCHEDULE B

1. Final Term Sheet

SCHEDULE C

SCHEDULE D

List of Persons Subject to Lockup

Chad Brownstein	(Director)
John Grosvenor	(General Counsel)
Jeffrey Karish	(Director)
Ronald J. Nicolas, Jr.	(CFO)
Jonah Schnel	(Director)
Jeffrey Seabold	(Chief Lending Officer)
Steven Sugarman	(CEO)
Hugh F. Boyle	(EVP and Chief Credit Officer)
Eric Holoman	(Director)
Richard Herrin	(Corporate Secretary)
Craig Naselow	(EVP, Treasurer, CIO)
Nathan Duda	(Chief Accounting Officer)
Gaylin Anderson	(EVP, Retail Banking)

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EXHIBIT D

Form of Lock-up Agreement

May 15, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                 INCORPORATED

c/o	Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Banc of California, Inc., a Maryland corporation (the “Company”), proposes to enter into a purchase agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) providing for the public offering by Merrill Lynch of the Company’s tangible equity units (the “Public Offering”).

To induce Merrill Lynch that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s voting common stock, $.01 par value per share (the “Common Stock”), or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company, other than a Registration Statement on Form S-8, (4) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Common Stock within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (5) publicly announce an intention to effect any transaction specified in clause (1), (2), (3) or (4). The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or

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any security convertible into Common Stock as a bona fide gift, (c) transfers by will or intestate succession to executors, administrators, testamentary trustees, legatees or beneficiaries, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any corporation, partnership, trust or other entity owned or existing for the direct or indirect benefit of the undersigned, or a member of the immediate family (meaning any relationship by blood, marriage or adoption, not more remote than first cousin) of the undersigned, (e) transfers pursuant to the exercise by the undersigned of stock options or stock appreciation rights or vesting of outstanding restricted stock awards that have been granted by the Company prior to, and are outstanding as of, the date of the Purchase Agreement (or that are granted after the date of the Purchase Agreement pursuant to a plan or arrangement that is in place prior to the date of the Purchase Agreement), by net share settlement (including with respect to the surrender or forfeiture of Common Stock to satisfy tax withholding obligations) or where the Common Stock received upon any such exercise or vesting is held by the undersigned, individually or as a fiduciary, in accordance with the terms of this agreement, (f) sales or other dispositions pursuant to a pledge in effect on the date hereof of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for a margin account pursuant to the terms of such account or other similar pledge arrangement, (g) sales of shares of Common Stock pursuant to any contract, instruction or plan in effect on the date hereof that satisfies the requirements of Rule 10b5-1(c)(1)(i)(B) (a “10b5-1 Plan”) under the Exchange Act or (h) with the prior written consent of Merrill Lynch; provided that in the case of any transfer, distribution or sale pursuant to clause (b), (c), or (d), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter. In addition, the undersigned may establish a 10b5-1 Plan after the date hereof, provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to such 10b5-1 Plan prior to the expiration of the Restricted Period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Restricted Period;

then the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned understands that the Company and Merrill Lynch are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this agreement. Notwithstanding anything herein to the contrary, this agreement shall automatically terminate and be of no further effect as of 5:00 p.m. Eastern Time on May 27, 2014 if a closing for the Public Offering has not yet occurred as of that time.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to a Purchase Agreement, the terms of which are subject to negotiation between the Company and Merrill Lynch. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

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Very truly yours,

(Name)

(Address)

[Signature Page to Lock-Up Agreement]